EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Middlesex Water Company on Form S-3 of our report dated February 13, 1998 appearing in and incorporated by reference in the Annual Report on Form 10-K of Middlesex Water Company for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in this Registration Statement.

Deloitte & Touche LLP

November 3, 1998